Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of the 7th day of November, 2006, by and among Ventas, Inc., a Delaware corporation (the “Company”), and SCRE Holdings, Inc., a Delaware corporation (“Stockholder”).

W I T N E S S E T H:

WHEREAS, the Company and Stockholder’s affiliate, SCRE Investments, Inc., a Delaware corporation (“SCRE”), are parties to the Purchase Agreement (as hereinafter defined);

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to issue the Stock Consideration (as defined in the Purchase Agreement) and to enter into this Agreement granting certain registration rights with respect to the Stock Consideration; and

WHEREAS, by letter dated November 6, 2006, SCRE instructed the Company to (i) issue the Stock Consideration to and in the name of Stockholder, as SCRE’s designee for the purpose of receiving the Stock Consideration on behalf of SCRE, and (ii) enter into this Agreement with the Stockholder (rather than SCRE), as SCRE’s designee;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Common Stock” means the common stock, par value of $0.25, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Date” has the meaning set forth in Section 2(a) hereof.

“Losses” has the meaning set forth in Section 5(d) hereof.

“Person” means any natural person, partnership, limited liability company, corporation or other entity.

“Prospectus” means the prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 6, 2006, by and among SCRE, IPC Equity Holdings Limited, a Cayman Islands company, VSCRE Holdings, LLC, a Delaware limited liability company, and the Company, as such agreement has been amended through the date hereof and may be further amended from time to time after the date hereof.

“Registrable Securities” means the Common Stock comprising the Stock Consideration (as equitably adjusted for any stock dividend, stock split, recapitalization, reclassification, recombination or the like with respect to the entire class of Common Stock which occurs from and after the date hereof) until the date on which such Registrable Security (i) has been transferred pursuant to the Shelf Registration Statement or another Registration Statement covering such Registrable Security which has been filed with the SEC pursuant to the Act, in either case after such Registration Statement has become effective and while such registration statement is effective under the Act, (ii) has been transferred pursuant to an applicable exemption under the Act or (iii) is immediately salable pursuant to Rule 144(k) (or any successor provision to such Rule) promulgated under the Act.

“Registration Statement” means a registration statement, including the Shelf Registration Statement, filed by the Company with the SEC for a public offering and sale of securities of the Company (other then a registration statement on Form S-8, Form S-4 or successor form), and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Period” has the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC pursuant to the provisions of Section 2 hereof on Form S-3 or on another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

“Stock Consideration” has the meaning set forth in the Purchase Agreement.

“Suspension Period” has the meaning set forth in Section 2(c) hereof.

“Underwriter” means any underwriter of the Registrable Securities in connection with an offering thereof under a Registration Statement.

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included”, or “stated” in a Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to a Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

2. Shelf Registration Statement.

(a) The Company shall prepare and file with the SEC on or prior to the 120th calendar day following the Closing Date (the date of such filing, the “Filing Date”) a Shelf Registration Statement with respect to resales of the Registrable Securities by Stockholder in accordance with the methods of distribution specified by Stockholder and thereafter shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act as promptly as reasonably practicable following the Filing Date.

(b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Act in order to permit the Prospectus forming a part thereof to be lawfully delivered, subject to Section 2(c), by Stockholder as the holder of Registrable Securities until the earliest of (i) such date when all of the Registrable Securities are then immediately salable pursuant to Rule 144(k) (or any successor provision to such Rule) promulgated under the Act, (ii) the date as of which all the Registrable Securities have been transferred pursuant to an applicable exemption under the Act or pursuant to a Registration Statement or (iii) the second anniversary of the date on which the Shelf Registration Statement is declared effective under the Act (in any such case, such period being called the “Shelf Registration Period”). During the Shelf Registration Period, the Company will, (x) subject to Section 2(c), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be required by the Act and the Exchange Act to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, (y) subject to Section 2(c), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any similar provisions then in force) under the Act, and (z) cause the Shelf Registration Statement and the Prospectus forming a part thereof to comply in all material respects with the applicable requirements of the Act.

(c) The Company may, upon written notice to Stockholder, suspend the use of the Prospectus from time to time on no more than four occasions for periods of up to 30 consecutive days each, provided that the aggregate duration of such suspensions in any 12-month period shall not exceed 120 days (each such period of suspension, a “Suspension Period”), for valid business reasons determined by the Company in its reasonable judgment, including, without limitation, any acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events, the contemplation of a public offering of securities or when the Company is in possession of material non-public information that it deems advisable not to disclose in the Shelf Registration Statement; provided that the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

3. Registration Procedures. In connection with the Shelf Registration Statement contemplated by Section 2, the following provisions shall apply:

(a) The Company shall (i) furnish to Stockholder prior to the filing thereof with the SEC a copy of the Shelf Registration Statement, and each material amendment thereof, and a copy of any Prospectus, and each material amendment or supplement thereto (excluding amendments caused or deemed to occur by the filing of a report under the Exchange Act), and shall reasonably cooperate with Stockholder to reflect in each such document so furnished, when so filed with the SEC, such comments as Stockholder reasonably may promptly propose, and (ii) identify Stockholder as a selling shareholder therein and describe the methods of distribution it specifies from time to time for its Registrable Securities as necessary to permit such distribution by the methods it so specifies (it being understood that nothing contained in this Section 3(a) shall require the Company to prepare and file any amendment or supplement to the Shelf Registration Statement or Prospectus in the event that Stockholder determines to alter the method of distribution described therein and Stockholder shall comply with such method of distribution).

(b) Subject to Section 2(c), the Company shall use commercially reasonable efforts to ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to information with respect to Stockholder required to be included in the Shelf Registration Statement or Prospectus pursuant to the Act or the rules and regulations thereunder and which information is included therein in reliance upon and in conformity with information furnished to the Company by Stockholder.

(c) The Company, as promptly as reasonably practicable after becoming aware thereof, shall advise Stockholder and, if requested by Stockholder, confirm such advice in writing:

(i) when the Shelf Registration Statement and any amendment thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any written request by the SEC for material amendments or supplements to the Shelf Registration Statement or the Prospectus;

(iii) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

(iv) of the commencement or termination of any Suspension Period;

(v) of the receipt by the Company of written notice of (A) any stop order issued by the SEC suspending the effectiveness of the Shelf Registration Statement or (B) the initiation of any proceedings with the SEC for that purpose;

(vi) of the receipt by the Company of any written notification of (A) the suspension of the qualification of the Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction or (B) the initiation of any proceeding for such purpose; and

(vii) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement or the Prospectus, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order issued by the SEC suspending the effectiveness of the Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible time.

(e) The Company shall promptly furnish to Stockholder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all exhibits (including those incorporated by reference), financial statements and schedules included therein.

(f) The Company shall, promptly deliver to Stockholder as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement (excluding documents incorporated by reference), and any amendment or supplement thereto, as Stockholder may reasonably request; and, except as provided in Sections 2(c) and 3(o) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by Stockholder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in accordance with the methods of distribution set forth therein.

(g) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with Stockholder and its counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as Stockholder reasonably requests and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement in accordance with the methods of distribution set forth therein; provided, however, that the Company will not be required hereby or otherwise to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in any such jurisdiction where it is not then so subject.

(h) The Company shall cooperate with Stockholder to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing Registrable Securities sold pursuant to the Shelf Registration Statement free of any restrictive legends and registered in such names as Stockholder may request a reasonable time prior to settlement of sales of Registrable Securities pursuant to such Registration Statement.

(i) The Company shall use its commercially reasonable efforts to cause the Registrable Securities to be listed on the New York Stock Exchange (the “NYSE”) not later than the date on which the Shelf Registration Statement covering such Registrable Securities becomes effective. The Company shall promptly notify Stockholder of, and confirm in writing, the delisting of the Common Stock by the NYSE.

(j) Upon the occurrence of any event described in Section 3(c)(vii) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file a document which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and, in the case of a post-effective amendment, use its commercially reasonable efforts to cause it to become effective as promptly as practicable; provided that the Company’s obligations under this paragraph (j) shall be suspended during any Suspension Period, it being understood that the Company’s obligations under this Section 3(j) shall be automatically reinstated upon the expiration of such Suspension Period.

(k) Stockholder shall promptly notify the Company of the sale or disposition of the Registrable Securities held by Stockholder.

(l) Upon the request of the Company from time to time, Stockholder shall promptly furnish to the Company such information regarding Stockholder, the Registrable Securities held by Stockholder and the intended method of disposition of the Registrable Securities held by Stockholder as shall be required to effect the Shelf Registration Statement.

(m) Stockholder, by accepting the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Shelf Registration Statement hereunder, unless Stockholder has notified the Company in writing of Stockholder’s election to exclude all of Stockholder’s Registrable Securities from such Registration Statement.

(n) Stockholder, to the extent that its Registrable Securities are included in the Shelf Registration Statement, understands that the Act may require delivery of a Prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and Stockholder shall use its commercially reasonable efforts to comply with the applicable Prospectus delivery requirements of the Act in connection with any such sale and shall comply with the provisions of Regulation M, as promulgated by the SEC under the Act.

(o) Stockholder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vii), Stockholder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Registrable Securities and will not resume disposition of Registrable Securities until Stockholder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof, or until Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that, the foregoing shall not prevent the sale, transfer or other disposition of Registrable Securities by Stockholder in a transaction which is exempt from, or not subject to, the registration requirements of the Act, so long as Stockholder does not and is not required to deliver the applicable Prospectus or Registration Statement in connection with such sale, transfer or other disposition, as the case may be.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof, provided that Stockholder shall bear the expense of any broker’s commission, agency fee or Underwriter’s discount or commission and its legal counsel.

5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless Stockholder and each person who controls Stockholder within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Stockholder or any such controlling person specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Person from whom the Person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned and any such loss, claim, damage or liability of such Person results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final Prospectus relating to such Registrable Securities if the Company had previously furnished copies thereof to Stockholder. The indemnity provided under this Section 5(a) shall be in addition to any liability which the Company may otherwise have pursuant to applicable law.

(b) Stockholder agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Stockholder specifically for inclusion therein. The indemnity provided under this Section 5(b) shall be in addition to any liability which Stockholder may otherwise have pursuant to applicable law.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. Neither an indemnifying party nor an indemnified party will, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such other parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such other parties from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by such other parties.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”), as incurred, to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any untrue statement or omission or alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls any such indemnified party within the meaning of either the Act or the Exchange Act and each director and officer of such indemnified party shall have the same rights to contribution as such indemnified party.

(e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of Stockholder or the Company or any of the officers, directors or controlling persons referred to in this Section 5, and will survive the sale by Stockholder of Registrable Securities covered by a Registration Statement.

6. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the written consent of the Company and Stockholder has been obtained.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing in accordance with Section 14.4 of the Purchase Agreement.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(d) Counterparts. This Agreement may be executed in any number of counterparts (including counterparts delivered and executed by facsimile, which shall be as effective as counterparts delivered and executed manually) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) GOVERNING LAW; JURISDICTION.

(i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE AS TO RULES AS TO CONFLICTS OF LAW.

(ii) ANY PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO ONLY IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY HERETO IF GIVEN AS PROVIDED IN SECTION 6(B) HEREOF. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(g) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Remedy. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek:

(i) specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

VENTAS, INC.

By:	/s/ T. Richard Riney
	Name:	T . Richard Riney
	Title:	Executive Vice President, Secretary & General Counsel

SCRE HOLDINGS, INC.

By:	/s/ Robin L. Barber
	Name:	Robin L. Barber
	Title:	Vice President & Secretary